UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 25, 2009
(Date of earliest event reported)

CLEANTECH BIOFUELS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-145939	33-0754902
(State of or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

7386 Pershing Ave, University City, Missouri 63130
(Address of principal executive offices)

(314) 862-8670
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2009, Cleantech Biofuels, Inc. (the “Company”) issued a press release announcing that the shareholders of the Company have elected, at the 2009 Annual Shareholder Meeting (the “Meeting”) held on August 25, 2009, Dr. David Bransby and Dr. Jackson Nickerson to its board of directors as Class II directors to serve in such capacity until the 2012 Annual Shareholder Meeting filling the terms of Ira Langenthal and Larry McGee, whose terms expired as of the Meeting. Mr. Langenthal served on the Audit Committee and Mr. McGee served as Chairman on the Audit and Compensation Committees. The committee(s) of the board of directors to which the new directors will be appointed have not yet been determined. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Dr. Bransby is a Professor of Energy Crops and Bioenergy in the Department of Agronomy and Soils at Auburn University where he has taught and conducted research since 1987.  He has more than 30 years of experience in agronomic research, and has spent 22 years specializing in the production and processing of energy crops, a subject in which he is widely considered a preeminent international expert. He has authored over 300 technical publications, serves on the editorial boards of two international bioenergy journals and consults for several private bioenergy companies. In February 2007 he was invited to the White House to advise President Bush, Secretary of Energy Sam Bodman and senior White House officials on the feasibility of large-scale cellulosic biofuel production in the United States. He has also advised Alabama Governor Bob Riley on the status of the emerging biofuels industry.

Dr. Nickerson’s award-wining research spans a variety of topics in organization and strategy.  He is internationally recognized as an expert on innovation and the effect of organizational structure on business performance, including the performance implications of outsourcing, centralization versus decentralization and the use of teams. Dr. Nickerson joined the Olin School of Business at Washington University in St. Louis in 1996 and currently is the Frahm Family Professor of Organization and Strategy. He received a B.S. in mechanical engineering from Worcester Polytechnic Institute and a Masters of Science in mechanical engineering from the University of California, Berkeley. He went on to work for NASA’s Jet Propulsion Laboratory before earning an MBA and then a Ph.D. in Business and Public Policy from Berkeley. Dr. Nickerson is also a director of nformd.net, a privately held new media company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

No.	Description
99.1	Press Release dated August 26, 2009 of Cleantech Biofuels, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CLEANTECH BIOFUELS, INC.

Date: August 31, 2009	By:	/s/ Edward P. Hennessey
		Name:	Edward P. Hennessey
		Title:	Chief Executive Officer and President